Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-114212 and Form S-8
No. 333-142448) of Piedmont Office Realty Trust, Inc. and in the related Prospectuses of our report dated March 10, 2009 (except for the retrospective changes for noncontrolling interests described in Note 2, as to which the date is November 25, 2009), with respect to the consolidated financial statements and schedule of Piedmont Office Realty Trust, Inc., included in this Current Report on Form 8-K.

Atlanta, Georgia

November 25, 2009